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                                                       Registration Nos. 2-98326
                                                                        811-4323



                                     EXHIBIT
                                  EX-99.10(B):




           OPINION AND CONSENT OF COUNSEL RELATING TO THE REGISTRANT'S
                     NEW ENGLAND GOVERNMENT SECURITIES FUND


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                            [Ropes & Gray Letterhead]


                                                     September 11, 1985

New England Life Government Securities Trust
501 Boylston Street
Boston, Massachusetts 02117

Gentlemen:

         You have informed us that you propose to register under the Securities Act of 1933, as amended (the "Act"), and offer and sell from time to time shares of beneficial interest, without par value, of your U.S. Government Securities Series at not less than "net asset value" as defined in your By-Laws.

         We have examined your Agreement and Declaration of Trust, as amended, on file in the office of the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston and are familiar with the action taken by your trustees to authorize (1) the issue and sale of certain shares of your U.S. Government Securities Series to NEL Equity Services Corporation ("NELESCO") as described below and (ii) the issue and sale from time to time of your authorized but unissued shares of the U.S. Government Securities Series. We have also examined a certificate of your treasurer of even data herewith setting forth that as at the date thereof 8,000 shares of beneficial interest of your U.S. Government Securities Series have been issued and are outstanding, such shares having been purchased by NELESCO for aggregate cash consideration of $100,000. We have further examined a copy of your By-Laws and such other documents, receipts and records as we have deemed necessary for the purpose of this opinion.

         Based on the foregoing, we are of the opinion that:

         1. The beneficial interest in your U.S. Government Securities Series is divided into an unlimited number of shares of beneficial interest, no par value.

         2. The issue and sale of your authorized but unissued shares of the U.S. Government Securities Series have been duly authorized under Massachusetts law. Upon the issue and sale of any of your authorized but unissued shares and upon receipt of the authorized consideration therefor in an amount equal to not less than the net asset value of the shares established and in force at the time of their sale, the shares so issued will be validly issued, fully paid and nonassessable.

         3. The shares issued and sold to NELESCO as aforesaid have been validly issued and are fully paid and nonassessable.

         We understand that this opinion is to be used in connection with registering an indefinite number of shares of beneficial interest of your U.S. Government Securities Series for offering and sale pursuant to the Act. We consent to the filing of this opinion with and as part of your Registration Statement on Form N-1A (File No. 2-98326) relating to such offering and sale.

                                             Very truly yours,


                                             /s/ROPES & GRAY
                                             ---------------
                                             Ropes & Gray
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               CERTIFICATION OF THE TREASURER OF NEW ENGLAND LIFE
                           GOVERNMENT SECURITIES TRUST


         I, Joseph A. Glavickas, certify that I am the Treasurer of New England Life Government Securities Trust, and further that as of September 11, 1985, there were issued and outstanding 8,000 shares of beneficial interest of the Trust's U.S. Government Securities Series and that the Trust has received the full consideration for which such shares were authorized to be issued by the Trustees of the Trust.


                                             /S/JOSEPH A. GLAVICKAS
                                             ----------------------
                                             Joseph A. Glavickas